EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Eva C. Boratto and Colleen M. McIntosh as his or her true and lawful attorney-in-fact and agent, upon the action of either such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CVS Health Corporation to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file or cause to be filed the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file or cause to be filed the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been signed this 1st day of March, 2019 by the following persons in the following capacities.

Signature	Title
/s/ Fernando Aguirre	Director
Fernando Aguirre

/s/ Mark T. Bertolini	Director
Mark T. Bertolini

/s/ Eva C. Boratto	Executive Vice President and Chief Financial Officer
Eva C. Boratto	(Principal Financial Officer)

/s/ Richard M. Bracken	Director
Richard M. Bracken

/s/ C. David Brown II	Director
C. David Brown II

/s/ James D. Clark	Senior Vice President – Controller and Chief
James D. Clark	Accounting Officer (Principal Accounting Officer)

/s/ Alecia A. DeCoudreaux	Director
Alecia A. DeCoudreaux

/s/ Nancy-Ann M. DeParle	Director
Nancy-Ann M. DeParle

/s/ David W. Dorman	Chair of the Board and Director
David W. Dorman

/s/ Roger N. Farah	Director
Roger N. Farah

/s/ Anne M. Finucane	Director
Anne M. Finucane

/s/ Edward J. Ludwig	Director
Edward J. Ludwig

/s/ Larry J. Merlo	President, Chief Executive Officer and Director
Larry J. Merlo	(Principal Executive Officer)

/s/ Jean-Pierre Millon	Director
Jean-Pierre Millon

/s/ Mary L. Schapiro	Director
Mary L. Schapiro

/s/ Richard J. Swift	Director
Richard J. Swift

/s/ William C. Weldon	Director
William C. Weldon

/s/ Tony L. White	Director
Tony L. White